SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 15, 2006

                          ION NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

        Delaware                                000-13117                                  22-2413505

(State or Other Jurisdiction        (Commission File Number)

(I.R.S. Employer

        of Incorporation)

Identification No.)

           120 Corporate Boulevard

           South Plainfield, New Jersey                                                               07080

(Address of Principal Executive Offices)

(Zip Code)

 (Registrant's telephone number, including area code):   (908) 546-3900

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.02. Results of Operations and Financial Conditions.

On March 15, 2006, ION Networks Incorporated (the “Company”) issued a press release in which it announced its financial results for the year ended December 31, 2005.

The Company’s net sales for the year ended December 31, 2005 were $4,558,000 compared to $3,616,000 for the previous year.  The Company posted net income of $182,000 or $0.01 per share for 2005 compared to a net loss of $250,000 or a loss of $0.01 per share for 2004.

Gross margin grew from $2,199,000 in 2004 to $3,015,000 in 2005.  This 37% increase in gross margin was due to several factors including increased revenues due to volume gains, lower costs related to new products, operating efficiencies and reduced amortization of capitalized software costs offset in part by reduction in selling prices. Operating expenses including selling, general & administrative expenses, research & development and depreciation expenses increased from $2,970,000 in 2004 to $3,187,000 in 2005, a $217,000 increase.  This 7% increase was due primarily to higher salary-related expenses with increased commissions and incentive compensation based on higher net sales, offset in part by reduced professional services and insurance expenses.  The Company’s benefit from restructuring activities declined to $60,000 for the year ended December 31, 2005 from $181,000 for the year ended December 31, 2004, while the benefit from sale of income tax benefits declined from $323,000 in 2004 to $299,000 in 2005.

A copy of the press release issued by the Company is included as an Exhibit to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits –

Exhibit 99 – Press Release of the Company dated March 15, 2006.

         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

March 15, 2005

ION NETWORKS, INC.

By: /s/ Patrick E. Delaney

Patrick E. Delaney
Chief Financial Officer

Exhibit 99

ION NETWORKS REPORTS FINANCIAL RESULTS

FOR YEAR ENDED DECEMBER 31, 2005

COMPANY POSTS FIRST YEARLY PROFIT SINCE 1998

South Plainfield, N.J. March 15, 2006--ION Networks Incorporated (OTC: IONN.OB), a leading provider of solutions that secure access and administration to a wide variety of devices serving voice and data networks, announced today that the Company posted a net profit for the year for the first time since 1998.

ION’s net sales for the year ended December 31, 2005 were $4,558,000 compared to $3,616,000 for the previous year.  The Company posted net income of $182,000 or $0.01 per share for 2005 compared to a net loss of $250,000 or a loss of $0.01 per share for 2004.

Gross margin grew from $2,199,000 in 2004 to $3,015,000 in 2005.  This 37% increase in gross margin was due to several factors including increased revenues due to volume gains, lower costs related to new products, operating efficiencies and reduced amortization of capitalized software costs offset in part by reduction in selling prices. Operating expenses including selling, general & administrative expenses, research & development and depreciation expenses increased from $2,970,000 in 2004 to $3,187,000 in 2005, a $217,000 increase.  This 7% increase was due primarily to higher salary-related expenses with increased commissions and incentive compensation based on higher net sales, offset in part by reduced professional services and insurances expenses.  The Company’s benefit from restructuring activities declined to $60,000 for the year ended December 31, 2005 from $181,000 for the year ended December 31, 2004, while the benefit from sale of income tax benefits declined from $323,000 in 2004 to $299,000 in 2005.

“We are proud of the progress made during 2005, particularly posting the first yearly profit since 1998,” said Norman E. Corn, ION’s Chief Executive Officer. “Though we continue to face many challenges and have not yet achieved operating profitability, the market and our customers have begun to validate the ION solution which meets their emerging secure access and network administration requirements."

About ION Networks

ION, headquartered in New Jersey, designs, develops, manufactures and sells security solutions that protect enterprise network administrative interfaces from improper, unauthorized or otherwise undesirable access from external and internal sources.  Founded in 1982, ION’s secure access solutions are in use in over 35 countries.

For more information please call +1 908-546-3900 or visit our web site at www.ion-networks.com.

ION Networks™ is a trademark of ION Networks, Incorporated.  All other trademarks and registered trademarks in this document are the properties of their respective owners.

***** Financial Tables Follow *****

ION Networks, Inc. and Subsidiary

Consolidated Balance Sheet

December 31, 2005

(Unaudited)

Assets

Current assets
Cash and cash equivalents	$ 196,342
Accounts receivable, net of allowance for doubtful accounts $16,520	1,023,914
Inventories, net	526,078
Prepaid expenses and other current assets	75,379
Total current assets	1,821,713

Property and equipment, net	29,293

Capitalized software, net	891,676
Deferred financing costs, net	57,436
Other assets	22,911
Total assets	$ 2,823,029

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$ 436,349
Accrued expenses	265,567
Accrued payroll and related liabilities	260,762
Current portion of long-term debt	2,410
Deferred income	167,110
Other current liabilities	10,000
Total current liabilities	1,142,198
Long-term liabilities
Convertible debenture – related party	214,118
Long term debt, net of current portion	9,529
Total long-term liabilities	223,647
Total liabilities	$ 1,365,845

Commitments and contingencies

Stockholders’ equity
Preferred stock – par value $.001 per share; authorized 1,000,000 shares, 200,000 shares designated Series A; 155,557 shares issued and outstanding (Aggregate Liquidation Preference $280,003)	156
Common stock – par value $.001 per share; authorized 50,000,000 shares; 27,050,044 shares issued and outstanding	27,050
Additional paid-in capital	44,840,882
Deferred compensation	(16,597)
Accumulated deficit	(43,394,307)
Total stockholders’ equity	1,457,184
Total liabilities and stockholders’ equity	$ 2,823,029

ION Networks, Inc. and Subsidiary

Consolidated Statements of Operations

	Years Ended December 31,
	2005	2004
	(Unaudited)

Net sales	$ 4,557,764	$ 3,616,261

Cost of sales	1,542,395	1,417,603
Gross margin	3,015,369	2,198,658

Research and development expenses	523,060	598,012
Selling, general and administrative expenses, including $ 770 and $58,750 of non-cash stock based compensation in 2005 and 2004, respectively	2,653,865	2,314,834
Depreciation	9,872	57,325
Restructuring and other credits	(59,908)	(180,533)
Loss from operations	(111,520)	(590,980)

Other income	15,339	25,810
Interest income/(expense)- related party	(9,951)	(4,167)
Interest income/(expense) (1)	(10,604)	(3,334)
Loss before income taxes	(116,736)	(572,671)

Income tax benefit	299,007	322,831

Net income/(loss)	$ 182,271	$ (249,840)

Per share data:
Net income (loss) per share
Basic	$ 0.01	$ (0.01)
Diluted	$ 0.01	$ (0.01)

Weighted average number of common shares outstanding
Basic	25,970,265	23,294,325
Diluted	31,027,879	23,294,325

(1) Includes amortization of deferred financing costs of  $8,122 and $0 in 2005 and 2004, respectively.